Exhibit 99.1

news release for immediate release

Contact:	Damon Elder
Phone:	714.975.2659
Email:	damon.elder@grubb-ellis.com

Grubb & Ellis Equity Advisors is Terminating Relationship
with Grubb & Ellis Apartment REIT

SANTA ANA, Calif. (Nov. 1, 2010) – Grubb & Ellis Equity Advisors, LLC the primary real estate investment and asset management subsidiary of Grubb & Ellis Company (NYSE: GBE), today announced that its and its affiliates’ advisory and dealer-manager relationship with Grubb & Ellis Apartment REIT is being terminated.

“Over the past few months there has been an increasing divergence in perspective between Grubb & Ellis Equity Advisors, as the advisor, and the REIT’s board of directors, which has resulted in fundamental differences of opinion as it relates to strategic direction of the REIT. Grubb & Ellis will continue to work constructively with the REIT board over the coming months to ensure that the interests of shareowners are preserved throughout the transition period,” said Jeff Hanson, president and chief executive officer of Grubb & Ellis Equity Advisors.

Hanson added, “We remain committed to the non-traded REIT industry and will continue to focus our efforts on Grubb & Ellis Healthcare REIT II, which began acquiring assets earlier this year and seeks to raise $3 billion in equity.”

About Grubb & Ellis Equity Advisors
Grubb & Ellis Equity Advisors, LLC is the primary investment and asset management subsidiary of Grubb & Ellis Company (NYSE: GBE), one of the largest and most respected commercial real estate services and investment companies in the world. Grubb & Ellis Equity Advisors and its investment affiliates manage a nationwide portfolio of office, industrial, retail, multifamily and healthcare-related assets valued in excess of $5.5 billion. One of the nation’s most active buyers and sellers of commercial real estate, Grubb & Ellis Equity Advisors and its investment affiliates have completed acquisition and disposition volume totaling more than $12 billion on behalf of investors since 1998, including more than $9 billion since Jan. 1 2005. Grubb & Ellis Equity Advisors offers a full range of commercial real estate investment vehicles, including public non-traded real estate investment trusts (REITs), institutional investments and separate accounts, including the Grubb & Ellis Private Client Management program. Our affiliate, Grubb & Ellis Realty Investors, LLC, is one of the nation’s leading sponsors and managers of tenant-in-common investment programs for 1031 exchanges. For more information, visit http://equityadvisors.grubb-ellis.com.

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Grubb & Ellis Equity Advisors, LLC
1551 N. Tustin Avenue, Suite 300	Santa Ana, CA 92705	714.667.8252

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Grubb & Ellis Equity Advisors is Terminating Relationship with Grubb & Ellis Apartment REIT

Forward-Looking Statements
Grubb & Ellis Equity Advisors is a wholly owned subsidiary of Grubb & Ellis Company.  Certain statements included in this press release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and events in future periods to be materially different from those anticipated, including risks and uncertainties related to the financial markets. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further weakness in the company’s Investment Management business, including the velocity and volume of equity raised; (ii) the general economic downturn and recessionary pressures on transaction values of sales and leasing transactions and businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity in general, and in the current macroeconomic and credit environment, in particular; and (viii) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, Form 10-Q for the three-month periods ending March 31, 2010 and June 30, 2010 and in other current reports on Form 8-K filed with the Securities and Exchange Commission. The company does not undertake any obligation to update forward-looking statements.

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Grubb & Ellis Equity Advisors, LLC
1551 N. Tustin Avenue, Suite 300	Santa Ana, CA 92705	714.667.8252